Exhibit 10.1

Consulting Agreement

This Consulting Agreement (the “Agreement”), dated as of May 3, 2019, confirms our understanding with respect to the engagement of GreenBlock Capital LLC, located at 420 Royal Palm Way Palm Beach, Florida 33480 (“Consultant”) to serve as strategic advisor with respect to the matters set forth herein to AgEagle Aerial Systems, Inc. (the “Company”).

1. Services

Consultant will serve as a strategic advisor and consultant to the Company with respect to the development of the business opportunities and implementation of business strategies to be agreed to by both the Company and Consultant (the “Services”). The Services to be provided by the Consultant to the Company shall be set forth in separate scopes of work, from time to time to be prepared and mutually agreed to by and between the Consultant and the Company.

2. Compensation

For the Services to be provided the Consultant shall receive the compensation set forth on Exhibit A hereof (the “Compensation”).

3. Expenses; Contractors

The Company shall reimburse Consultant for all its pre-approved, out-of-pocket expenses incurred in performing its services hereunder including travel. Out of the Compensation received hereby, the Consultant will be responsible for compensating its own employees and contractors. The fees for any approved outside law firm or other service providers will be passed through to the Company, provided that the Company, in its sole discretion, has pre-approved any contract or invoice for such third parties. Notwithstanding the foregoing, Consultant may not retain or otherwise authorize any law firm or other third party (a “Representative”) to act on behalf of the Company or use materials prepared by and/or mentioning the Company without the Company’s prior written consent in its sole discretion, regardless of whether or not the Company has agreed to pay the compensation of any such Representative.

4. Term and Termination

The term of this Agreement shall commence immediately and shall continue for 12 months (the “Term”); provided, however, that the Company may terminate the cash portion of the Compensation effective at the end of month four (4), upon 30 days written notice to the Consultant, for any reason. In such instance of termination of the cash Compensation, the Consultant’s equity Compensation will continue to vest per the terms provided in Exhibit A and the applicable future scopes of work.

5. Other Terms

(i)              Nondisclosure. Both during and for 12 months after the Term, Consultant shall not, and Consultant shall not permit any member, officer, employee, agent or other representative of Consultant or of any other entity which is controlled by Consultant (collectively, "Affiliate") to disclose to any person other than Affiliates of Consultant, or use for the benefit of Consultant or any Affiliates of Consultant, any terms of this Agreement or any non-public information concerning the Company which has been learned or has come into the possession of Consultant or an Affiliate of Consultant as a result of Consultant's or such Affiliate's association with the Company pursuant to this Agreement. In the event of any disclosure required by any applicable law, regulation or judicial or regulatory order or threat of such an order, Consultant shall provide Company written notice of any such disclosure request and shall further notify Company as expeditiously as possible to enable Company to authorize such disclosure, to limit such disclosure, or to take action necessary to prevent and/ or enjoin such disclosure.

(ii)               Independent Contractor. Consultant understands and agrees that it will act under this Agreement as an independent contractor, on a best efforts basis and in an introductory strategic advisory role.

(iii)             Indemnity. The Company agrees to indemnify Consultant and its affiliates and their respective directors, officers, employees, agents, and controlling persons, and Consultant agrees to the same for the Company, from and against any and all losses, claims, damages and liabilities, including, but not limited to, reasonable attorneys fees and expenses (collectively, “Losses”), to which the indemnified party may become subject under any applicable federal or state law as a result of the actions or omissions of the indemnifying party in connection with this Agreement; provided that the indemnifying party will not be liable to the extent that any Loss is found in a final judgment in a court to have resulted primarily from any indemnified party’s bad faith, gross negligence, willful misconduct, violation of law, misrepresentation or fraud. In that case, the indemnifying party will reimburse any indemnified party for all expenses (including reasonable counsel fees and expenses) as such may be incurred in connection with the investigation of or preparation for or defense of any pending or threatened claim or any action or proceeding arising thereof, whether or not such indemnified party is a party. The indemnification provided for in this Agreement shall be in addition to any rights that Consultant and/or the Company may have at common law or otherwise.

(iv)             Waiver. No provision of this Agreement may be changed or terminated except by a writing signed by the parties. Unless expressly provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single agreement. This Agreement is intended to supersede all prior agreements between the parties with respect to the subject matter hereof.

(v)               Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed in and to be performed in that state.

ACCEPTED AND AGREED TO:

GreenBlock Capital

By:	/s/ Christopher Nelson	Dated: May 3, 2019
Name: Christopher Nelson
Title: Managing Director

AgEagle Aerial Systems, Inc

By:	/s/ Barrett Mooney	Dated: May 3, 2019
Name: Barrett Mooney
Title: CEO

EXHIBIT A

Compensation

Cash fee per month:	$25,000

Equity earned at signing:	500,000 shares of common stock

Equity to be earned subject to achievement of milestones to be determined:	Up to 2,500,000 shares of common stock